UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 10, 2011

MADISON ENTERPRISES GROUP, INC.
(Exact name or registrant as specified in its charter)

Delaware	333-142666	20-8380322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 Madison Avenue
New York, NY 10017
(Address of Principal Executive Offices, Including Zip Code)

212-330-8035
(Registrant's Telephone Number, Including Area Code)

488 Madison Avenue, Suite 1100
New York, NY 10022
(Former Address, Provided on Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Acquisition Agreement

Madison Enterprises Group, Inc. (“Madison”, "We", "Us", "Our" or the "Company"), a Delaware corporation, on May 10, 2011, closed with respect to an Acquisition Agreement dated May 10, 2011 (the “Acquisition Agreement”) entered into with Fastfix, Inc. (“Fastfix”), a Delaware corporation. Pursuant to the terms of the Acquisition Agreement, Madison agreed to acquire up to 99,658,626 shares of the issued and outstanding common stock of Fastfix from the stockholders of Fastfix in exchange for up to 2,824,800 shares of the common stock of Madison. The aggregate of 2,824,800 shares represents 88% of Madison’s issued and outstanding shares of Common Stock. 2,824,800 shares constituting 88% of Madison's issued and outstanding shares of Common Stock were redeemed by Madison from Mintz & Fraade Enterprises, LLC and Sierra Gray Capital, LLC at the Closing. Accordingly the former shareholders of Fastfix effectively gained control of Madison upon consummation of the Acquisition Agreement.

Madison agreed to issue a pro rata amount of the 2,824,800 shares to the Fastfix shareholders that transfer their shares to Madison. As of the Closing, Madison has received 91,500,000 shares from Fastfix shareholders. Subsequent to the Closing, Madison has received an additional 7,457,461 shares from Fastfix shareholders. An aggregate of 2,804,926 shares of Madison’s Common Stock have been issued as of this date.

The remaining Fastfix shareholders shall have 30 days after the Closing to transfer their Fastfix shares to Madison and receive a pro rata amount of Madison shares in exchange.

Pursuant to the Acquisition Agreement, the parties agreed that subsequent to the Closing Madison shall:
1.
amend its Certificate of Incorporation to increase the number of authorized shares to 160,000,000 shares, of which 150,000,000 shares shall be Common Stock and 10,000,000 shares shall be Preferred Stock;

2.	increase the number of outstanding shares of Madison by implementing a 12.3902577-for-1 stock split and
3.	file a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to change its name to “Fastfix, Inc.” (“Fastfix”).

Subsequent to the Acquisition Agreement, Management decided to increase the number of shares of Common Stock to be issued to 200,000 and the number of shares of Preferred Stock to be issued to 25,000,000, resulting in a total number of authorized shares of 225,000,000.

Prior to the execution of the Acquisition Agreement, 21 stockholders of Madison signed a letter agreeing not to sell their shares prior to the occurrence of the filing of this Form 8-K and the filing of a post-effective amendment of the Company’s Form S-1 and such post-effective amendment declared effective.

The Acquisition Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants. This brief discussion with respect to the Agreement is qualified by reference to the provisions of the Acquisition Agreement which is attached as Exhibit 1.1 to this Form 8-K.

DESCRIPTION OF OUR BUSINESS

Forward Looking Statements

Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by and information currently available to our management.  When used in this report, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the risk factors section and elsewhere in this report.  Any such statements are representative only as of the date of this report.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this report or to reflect the occurrence of unanticipated events, except for such updates to this report and the registration statement of which it is a part as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

History and Development (Organization within Last 5 Years)

Madison was incorporated under the laws of the State of Delaware on August 17, 2006.  Since inception, Madison has been engaged in developmental stage activities and organizational efforts, including, but not limited to, obtaining initial funding.  Based upon its proposed business activities, Madison was deemed a "blank check" company. The SEC defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Madison was, as defined in Rule 12b-2 under the Exchange Act, also a “shell company,” defined as a company with no or nominal assets (other than cash) and no or nominal operations.

Prior to the Acquisition, Michael Zaroff served as President and as a Director, Frederick M. Mintz served as Chairman of the Board and as a Director and Alan P. Fraade was Madison’s original incorporator and served as Principal Accounting Officer, Principal Financial Officer, Vice President, Secretary and as a Director. As part of the Acquisition Agreement, on May 10, 2011 its three Directors appointed Craig Eckert and Vijaya Iswara as Directors.  Messrs. Zaroff, Mintz and Fraade then resigned all of their respective positions as officers and directors of the Registrant.

Madison has not been involved in any bankruptcy, receivership or similar proceeding.

Fastfix, Inc.

Fastfix was incorporated on July 21, 2005 pursuant to the laws of the State of Delaware.  Fastfix is in the beginning stages of its business and intends to provide transactional support by acting as brokers to facilitate international shipping transactions. The Company intends to commence providing services to cargo owners, ship owners, ship brokers, international traders and international bankers by matching bulk cargo owners of materials including, but not limited to, grain, steel, scrap metal, cement, sand, ores, minerals, with a compatible vessel. Matching is currently provided by us offline in a limited capacity. However, Fastfix has been developing an Internet-based transactional system for matching cargo owners to compatible vessels known as the Fastfix Global bulk cargo ocean freight fixture trade planning system (the “System”), which will become a fully integral part of the Company’s business activities when it is launched.  Matching via the Internet will be done through a software program which matches cargo with specific shipping requirements with specific vessels.  The System will use software generated logic which allows its customers to negotiate terms and conditions and successfully conclude a transaction. The System will provide a global trade structure for physical markets, secondary markets and derivative markets. Fastfix’s business goal is to provide a proprietary technological system offering a complete transactional solution.

Our corporate address is 330 Madison Avenue, New York, NY 10017. We maintain a website with the following address: www.fastfixinc.com.

The System

Fastfix is in the process of developing and has filed a patent for the Fastfix Global bulk cargo ocean freight fixture trade planning system (the “System”), which will be an Internet-based transactional system for matching cargo owners to compatible vessels. Management believes the System will offer a complete transactional solution by providing a global trade infrastructure for all major dry bulk commodities that are transported by ship. Management believes it will offer a cohesive structure for physical markets, secondary markets and derivative markets.

The System will consist of channels of accumulating necessary inputs, from both internal and external data points, to process Global bulk cargo, ocean freight fixture and trading methods for improving and simplifying a global trade delivery system. The System accomplishes this by offering product pricing efficiencies by consistently delivering lower costs of raw materials and finished goods at wholesale levels. The System will be a single point global trade planner which provides infrastructure network for traders, charterers, owners, brokers, financial institutions and others by offering full integration of disparate commercial ship fixing processes with applicable financial trading processes. Management believes this integration will improve planning international bulk shipment, minimizing freight capital blocked in a transaction, calculating launch timing for banking instruments, managing currency, production, commodity pricing and ship sourcing risks, negotiating charterparty terms, facilitating high level transparency of voyage processes, and causing efficient deployment of global shipping fleets.

One of Management's main goals for the System besides creating a coherent global trade planning facility is to achieve real time liquidity of capital blocked in commodity and ocean freight commitments. Many dry bulk segment commodities form the capital inputs in various processes occurring in global factories. In international trade, while a commodity is being sourced and shipped, there can be a lag time of several weeks to sometimes months between its origin and final destination. Such travel time blocks significant amounts of financial capital in legally binding commitments for all corporate participants. Management believes the System will facilitate implementation of a trade planner by seamlessly integrating ground level commercial ship fixing processes via direct global bidding and dynamic real time pricing of shipping assets for each specific cargo parcel for charter contracts. It will solve ocean freight problems for physical market participants including dry or liquid bulk ship owners, operators, ship brokers, charterers, cargo trading companies, ship or cargo agency businesses and Letter of Credit or trade finance providing financial institutions. Management believes the System can be connected with barges, and will integrate barge loading of cargos in both export and import sector activities on major river systems around the globe. As a direct result of this penultimate process of the System, commodities which originate from deep in the hinter land can be priced for river transport along with ocean shipping at a single location for the purposes of achieving transparency of shipping costs from origin to destination.

Management believes the System will also provide liquidity to freight and commodity contracts through financial trading mechanisms by connecting to the traditional commodity, maritime and option exchanges worldwide. This process should potentially open up the freight markets to exponential growth levels akin to other financial derivative innovations. Design of the contracts achieved under the System could resolve structural deficiency currently inherent in the market place and result in sound rationale for pricing volatile and cyclical shipping markets. Since Management believes that the System will facilitate perpetual fixing opportunity for ships in the physical markets, the secondary and derivative markets can operate on accepted fundamental facts instead of dependency on thin market spectrum.

Intellectual Property

Patents and Licenses

On May 25, 2005, our Chairman and one of our Directors, Mr. Vijaya Iswara, filed a patent application for the FastFix-The Cargo Fixture System with the United States Patent and Trademark Office (USPTO). The Serial No. is 908753 and Series Code is 10.  The publication date is November 30, 2006.  The System offers a comprehensive solution which may maintain the highest degree of relevance to market forces, cost structures unique to individual shipping organizations, ongoing but ever changing worldwide supply and demand for tonnage, expectations of commodity traders, shipbrokers and other participants such as international bankers.

As of the date of this filing, this patent has not been approved by the United States Patent and Trademark Office.

Mr. Vijaya Iswara has agreed to assign the FastFix-The Cargo Fixture System patent to the Company.

We have or intend to trademark all appropriate service or trade names which we have utilized, including, but not limited to, the following:
1. COA Plan
2. Corporate Grids
3. Fastfix Final Report
4. FGB A/C or Fastfix Global Bucks A/C
5. FGB Sub A/C
6. Level I Freight Quote
7. Level II Freight Quote
8. Level III Freight Quote
9. Maritime Freight Bid
10. Port Connector-View
11. Post-A-Quote
12. QuoteMaster
13. Rate My FSPN
14. ShipYES Report
15. Source-Agent
16. Trade Genie
17. View Operating Days

The Freight Market

The freight market is extensive and complex with ship owners, operators and charterers at the mercy of fluctuating freight rates. Thousands of events can have an impact upon the cost of sea transport and anyone moving bulk commodities operates in an extremely volatile environment. Seaborne trade is vital in enabling the global economy to function. The world relies upon a fleet of ships with a cargo carrying capacity, as of 2010, of 1,276,137 million deadweight tons (source: Clarksons Research) to carry every conceivable type of product from grain to crude oil, iron ore and chemicals. The latest United Nations figures show that more than 7.94 billion tons of trade were transported by sea in 2010. (Source UNCTAD). World trade is dependent upon the availability of adequate shipping capacity.

In global commodity trades, calculating ocean freight costs is very complex. If done inaccurately, it can impair the outcome of trades that involve international movement of commodities by water. Participants in the industry utilize tools which are aimed at a company’s internal operations. With increasingly significant levels of capital being committed to global ocean freight, it is necessary that the industry participants have clear, transparent and fluid global mechanism for the purposes of risk mitigation and risk management as it pertains to commodity and shipping costs. Pockets of activity amongst local or regional players do not offer globally competitive freight and thus undermining a firm’s competitiveness in the global market place. There is a dire necessity for bringing together different industry participants to achieve common streamlined approach for assessing their own internal quest for ocean freight. Management believes that the System will offer globally cohesive solutions and deliver such benefits.

In recent times global trade has increased by leaps and bounds. Increasing levels of globalization caused raw material suppliers and users to source materials from new global locations and transport them to far reaching international destinations. Trading companies which exercise flexibility enter into brand new business relationships for this purpose. While their core competencies exist in effective evaluation of specific commodity trades they are engaged in, they are often unable to properly understand their organization's unique relationship with global shipping maze. Hence, commodity traders in the physical movement markets simply defer to methods which are ineffective and cumbersome. For example, if a buyer in the grain trade routinely relies upon its suppliers for pricing, it offers less transparency with regards to its ocean freight costs.

Additionally, the shipping jargon, sourcing procedures, negotiating methods, and operational activities vary significantly from one type of commodity trade to another. This body of knowledge is less available for industry participants; thus making it an inefficient and restrictive aspect of the overall international trade planning processes.

Often, the freight or logistics experts which are employed by companies come from their own internal ranks, and therefore lack requisite appreciation for the complexities and intricacies of international ocean shipping methods within the context of larger global trade. This limitation stems from years of under investment in research, lack of leadership and inability to foresee connecting points. Such disconnect and under appreciation is equally prevalent amongst all international groups which are connected with each other through the common thread of global shipping process flow.

Ships and other marine transport form the most common thread for all global trade activities. They are the primary convergance point for global trade transactions where title to the goods is officially considered exchanged. The demand for international ocean shipping is of a derived nature and this situation calls for an efficient trade planning global mechanism which comprehensively addresses various critical and essential connecting points of the trade transaction. Management believes the System will efficiently connect the physical commodity trading world to the most fluid and advanced financial market systems.

Government Regulation

Management believes that it is not subject to any specific governmental regulation due to the nature of its intended business.

Competition

We believe our main competitors are the companies set forth below:

Triple Point Technology Inc. (“Triple Point”) is engaged in the business of risk mitigation of commodity and freight trades. Triple Point is the leading provider of software for end-to-end commodity management. This global company provides innovative solutions to competitively address the complex commodities value chain: buying, selling, trading, and procurement; enterprise risk management; scheduling and logistics; storage; processing; and settlement and accounting. Triple Point's commodity management platform enables over 260 customers in more than 35 countries to profitably manage exposure to energy and raw materials across industries including energy; metals; agriculture; transportation; shipping; consumer products; discrete manufacturers; and big box retailers. Triple Point was named a 'Leader' in Gartner's ETRM Magic Quadrant for its completeness of vision and ability to execute in 2009 and 2010. Founded in 1993, Triple Point employs over 600 persons in 11 offices and support centers around the globe.

AXSMarine is engaged in the business of integrating technical aspects of shipping. AXSMarine was formed in June 2000 and today has over 450 clients for its four specialized product lines: AXSDry, Alphaliner, AXSS&P and AXSTanker. AXSMarine produces a complete set of interactive, Internet-based decision-making tools and databases which support all commercial ship chartering activities. The products and solutions of AXSMarine are purpose-built for shipbrokers, operators, owners, charterers, research firms and financial institutions, using state-of-the-art Internet technologies. AXSMarine online tools are secure, fast and easy to use, and the databases they source are always up to date. Because they are Internet based, AXSMarine’s services are available from any computer, anywhere. There is never anything to download or install. AXSMarine subscribers can transform a massive overload of raw text data into useful, searchable information. As a result, they enable clients and clients’ teams to make faster decisions and smarter choices by easily interacting clients’ own information and market data with AXSMarine’s powerful, easy-to-use assessment and analysis tools.

Steminorder Inc. (“Steminorder”) has a listing service with enhanced matching and messaging capabilities.  Steminorder provides an online listing service for ships, cargos, sale and purchase of ships

Copenhagen Shipping Exchange ApS (“CPHSE”) is engaged in the business of improving ship matching capabilities, voice solutions and email communications. CPHSE was founded in 2009 by Jonas Bruhn and Stefan Avivson. The company’s headquarter is in Copenhagen, Denmark. CPHSE is owned by its co-founders and is backed by a group of American investors. CPHSE is governed by Danish law. CPHSE collaborates with and delivers software solutions to leading players of the shipping industry. CPHSE currently employs more than 20 people, all trained specialists in their respective fields. These employees work continuously to improve the user friendliness of the different software for CPHSE. After years of research and development, CPHSE now offers ship owners, principals, charterers, and brokers alike a patented online software service which ensures the option to close deals instead of searching vast amounts of emails every day for information on open vessel positions, available cargo and port activity and so on. Through reliable statistics, CPHSE also offers a tool which gives its customers in depth insights and crucial intelligence into the effects of their email communications.

Stelvio Inc. (“Stelvio”) is engaged in the business of improving the traditional information silos to a web-based architecture. Stelvio is a Montreal based software development house that has been successfully designing commercial solutions since 1990. ShipDecision is a product of Stelvio. The web-based architecture removes the need for in-house servers and complex IT infrastructure. Data is stored on Stelvio-owned server farms housed for security, redundancy and high availability at two separate hosting facilities in the Greater Montreal area. With specific modules for Brokers, Operators, Charterers, Surveyors, Agents, Insurers and Registries, ShipDecision 3.0 saves time, reduces costs, and helps create a competitive advantage. It can be customized to suit an organization’s business needs and to mirror an organization’s business processes. Teams using the system gain better control of the information needed to make decisions.

RISK FACTORS

Risks With Respect to Our Business

Our business and operations involve numerous risks, some of which are beyond our control that may affect future results and the market price of our common shares. In any such case, the market price of our common shares could decline, and investors may lose all or part of their investment. The following discussion highlights all material risks known to us.

Competition could substantially impair our business and our operating results.

Competition in our business is intense.  We are engaging in a business similar to several major corporations.  Most of the financial and technical resources, name recognition, market access, commercial connections, and research and development capabilities of each of our competitors far exceed ours.  In view of our limited history, investments and number of personnel, it will be difficult for us to gain market access, and if we do develop a successful product, one or more of these companies may develop a similar or superior service within a short time.

Our Chairman and Director Mr. Vijaya Iswara is the sole shareholder of the Company’s largest shareholder.

Mr. Vijaya Iswara is our Chairman and our director.  Mr. Iswara is also the sole shareholder of the Company’s largest shareholder, Deep Sea Logistics, Inc., which owns approximately 35% of the shares.  Thus, Mr. Iswara has substantial influence over our business, and will continue to have substantial influence over our business. Mr. Iswara has agreed that he and Deep Sea Logistics, Inc. will not engage in any business activities other than through the Company.

We are dependent upon key personnel.

We believe our success depends largely upon highly skilled management, consultants and advisors in the following areas: technical and software architect, chartering operations, sales and marketing and finance.  The loss of the services of any of the key personnel, particularly consultants providing technical and software architect services, sales and marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition. Mr. Vijaya Iswara is critical to our operations. If anything were to happen to him, it could have a material adverse effect upon our business.

We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants and advisors in the following areas: technical and software architect, chartering operations, sales and marketing and finance.  Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel.  The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing technical and software architect, sales and marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

A conflict of interest may arise due to Mintz & Fraade, P.C.’s capacity as our legal counsel.

The law firm of Mintz & Fraade, P.C. is our legal counsel. We have issued a total of 353,704 shares constituting 11.07% of our common stock Mintz & Fraade, P.C.  We have also issued a total of 229,081 shares constituting 7.14% of our common stock to Mintz & Fraade Enterprises LLC, which is owned by the principals of Mintz & Fraade, P.C. and their spouses. Because of the ownership of stock by both entities, a conflict of interest may arise with respect to Mintz & Fraade, P.C.’s capacity as our legal counsel.

We will need financing to develop our business and to meet our capital requirements.

We will need financing to develop our business and meet our capital requirements. Management anticipates that we will need approximately $1,000,000 in financing to commence and execute our business plan. We currently have no arrangements to obtain financing and we will be dependent upon sources such as:

•	funds from private sources such as, loans and additional private placements, and
•	funds from public offerings.
•	future earnings,

Financing may only be available, if at all, upon terms which may not be commercially advantageous. If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.

Our anticipated future growth is dependent upon our ability to successfully manage the growth of our operations.

We expect to experience growth in the number of employees and the scope of our operations. There can be no assurance that we will be able to grow our business as expected.  Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent upon our ability to implement adequate improvements to financial and management controls, reporting and other procedures and hire sufficient numbers of financial, accounting, administrative and management personnel. Our anticipated expansion, and the resulting growth in the number of our employees, will result in increased responsibility for both existing and new management personnel. There can be no assurance that we will be able to identify, attract and retain experienced accounting and financial personnel. Our future operating results will depend upon the ability of our management and other key employees to implement and improve our systems for operations, financial control and information management, and to recruit, train, and manage our employee base. There can be no assurance that we will be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures. Our inability to do so would have a material adverse effect upon our business, results of operations and financial condition.

Our future success depends upon our ability to address potential market opportunities while managing our expenses to match our ability to finance our operations. This need to manage our expenses will place a significant strain upon our management and operational resources. If we are unable to manage our expenses effectively, our business, results of operations and financial condition will be adversely affected.

Our success could be hindered by the limited protection afforded by the intellectual property and proprietary rights which we intend to acquire with respect to products which we develop.  There are potential costs for enforcement or defense of these rights.

Any inability to adequately protect our products could harm our ability to compete.  Our future success and ability to compete depends in part upon our products and our patents (which we intend to acquire as we develop our products) and we will attempt to protect our products with a combination of patent, copyright, trademark and trade secret laws, as well as with confidentiality procedures and contractual provisions.  These legal protections afford only limited protection and may be time-consuming to obtain and maintain.  Further, in spite of our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

Our intellectual property may not be adequate to provide us with competitive advantage or to prevent competitors from entering the markets for our services.  In addition, our competitors could independently develop non-infringing products and technologies or services which are competitive with, equivalent to, and/or superior to our products, technologies or services.  Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there can be no assurance that we would detect any infringement or misappropriation of our proprietary rights.

Risks With Respect to Our Shares of Common Stock

We have never paid dividends on our common stock.

We have never paid dividends on our common stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to our common stock.  Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the common stock.  The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of its business.

Our Directors Have the Right, Without the Agreement of Stockholders, to Authorize the Issuance of Preferred Stock With any Rights Allowable Pursuant to Law, Which Could Adversely Affect the Rights and Value of Our Common Stock, Including Voting Rights and Liquidation Preferences.

Our directors, without further action by our stockholders, have the authority to issue shares of anti-dilutive Preferred Stock from time to time in one or more series, and to fix the number of shares, the relative rights, conversion rights, voting rights, terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  Any one share of Preferred Stock issued by our directors shall be convertible into five shares of Common Stock. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock and the value of such common stock.  Although our Board of Directors is required to make any determination to issue such stock based upon its judgment as to the best interests of our stockholders, our Board of Directors could, for example, act in a manner which would discourage an acquisition attempt or other transaction which some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  Our Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by applicable law or stock exchange rules.

The Company has agreed to issue 10,000,000 shares of anti-dilutive Preferred Stock to the existing shareholders.

The Company has agreed to issue 10,000,000 shares of anti-dilutive Preferred Stock to the existing shareholders on a pro rata basis. These shares shall be convertible to Common Stock 1:5, though they will not be convertible during the first 12 months or during a financing transaction, and revenues of $1,000,000 must have been received during a period of 12 consecutive months prior to such conversion. Shares of Preferred Stock will be entitled to vote on an “as-converted to common stock basis.” Conversion shall not be affected by reverse stock splits, for example, if the Company makes a reverse split and 100,000,000 shares of Common Stock outstanding are reduced to 20,000,000 shares, the 10,000,000 shares of Preferred Stock will be convertible into 50,000,000 shares of Common Stock.

There can be no assurance that our common stock will ever be quoted on any market or traded on national securities exchanges or markets.

Until such time as our common stock is quoted or listed upon any securities exchanges or markets, of which there can be no assurance, accurate quotations as to the market value of our securities may not be possible.  Sellers of our securities are likely to have more difficulty disposing of their securities than sellers of securities which are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

Although we intend to make arrangements for our common stock to be traded upon a public market, such as the OTC Bulletin Board, there can be no assurance that we would be successful in having our common stock listed or quoted on OTC Bulletin Board or any other public markets, or that if so listed or quoted, that our common stock would thereafter increase in value.

Even if public markets do develop, the volume of trading in our common stock will presumably be limited and likely dominated by a few individuals. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. An investor may find it difficult to dispose of his or her securities.

SELECTED FINANCIAL DATA

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FASTFIX, INC.

The following is a discussion of Fastfix’s financial condition and results of operations for the periods ended December 31, 2009 and 2010. You should consider the foregoing when reviewing the consolidated financial statements and this discussion. You should read this section together with the consolidated financial statements including the notes to those financial statements for the years mentioned above. This discussion includes forward-looking statements which, although based on assumptions which the management of Fastfix considers reasonable, are subject to risks and uncertainties. Additionally, refer to the section on page 2 of this Form 8-K regarding forward-looking statements. The actual results and timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.

Liquidity and Capital Resources

We have incurred an operating loss for the twelve months ended December 31, 2010 and an operating loss for the twelve months ended December 31, 2009. As of December 31, 2010, we had an accumulated deficit of $24,097 and available cash of $3,319. The Company had a working capital deficit of $3,097 as of December 31, 2010.

We currently have no revenues, but expect our revenues in the foreseeable future as a result of obtaining customers for us to service. Revenues from our services are expected to increase in proportion to the number of customers serviced by us. Consequently, we are depending upon the proceeds from future debt or equity investments to implement our business plan until revenue is sufficient to cover our operating expenses. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect upon our anticipated results and financial condition. There can be no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

During the twelve months ended December 31, 2010 cash used by operations was $10,800 as compared to $68,350 cash used by operations during the twelve months ended December 31, 2009. This cash used was to issue stock for services in both the twelve months ended December 31, 2010 and December 31, 2009, as well as cash used for a project involving in-house software builders in the twelve months ended December 31, 2009.

During the twelve months ended December 31, 2010 we received no cash from financing activities as compared to receiving $2,580 in financing activities during the twelve months ended December 31, 2009 resulting from a loan from shareholders.

Results of Operations

Operating Results for the twelve months ended December 31, 2010 compared to December 31, 2009

	For the Twelve Months Ended December 31
	2010	2009
Statement of Operations Data

Total Revenue	$0	$0
Operating Loss	$(89,464)	$(85,478)
Net income (loss)	$(89,464)	$(85,478)
Net income ( loss) per share	$(0.0278)	$(0.0266)

Balance Sheet Data

Total assets	$34,567	$113,231
Total liabilities	$3,442	$3,442
Stockholders’ equity (deficit)	$31,125	$109,789

During the twelve months ended December 31, 2009 and 2010 our revenues were $0.

Our cost of revenues during the twelve months ended December 31, 2010 were $89,464 as compared to $85,478 during the twelve months ended December 31, 2010. These costs are mainly due to depreciation and amortization of assets.

Our selling, general and administrative expenses during the twelve months ended December 31, 2010 were $0 as compared to $561during the twelve months ended December 31 2009. Although there can be no assurance of a specific trend, we are continually working to minimize our selling, general and administrative expenses that will allow our revenues to sufficiently cover these expenses.

We experienced a net loss from operations of $89,464 during the twelve months ended December 31, 2010 as compared to a net loss from operations of $85,478 during the twelve months ended December 31, 2009.

Off-Balance Sheet Arrangements

Since our inception through May 10, 2011, we have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC’s Regulation S-B.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

PROPERTIES

We currently rent the use of executive office space with an address at 330 Madison Ave, New York, NY 10017, which is a shared office space.  We also have a sales office with an address at 2000 Monterio Ave, 2nd and 3rd Floors, Richmond, VA 23222 Virginia, under the name of Mr. K. Fox which we do not have a lease for, and rent on a month to month basis. We may establish an office in Washington DC in the future based upon resources and requirements.

Prior to the end of 2012, we expect to have our personnel located at a single worldwide Corporate Head Quarters in New York City.  Two regional command centers will be established for addressing essential redundancy and time zone issues. Management anticipates that ultimately fifty small (8 – 12 people) regional offices will be established at globally recognized shipping centers.  There can be no assurance that we will rent these centers or offices.

We presently have no agreements to acquire any properties, and have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, entities primarily engaged in real estate activities.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock based upon 3,210,000 shares issued and outstanding as of May 10, 2011, by:

●	each person who is the owner of more than 5% of the Company’s common stock outstanding after the closing of the Merger;
●	each person who became an executive officer or director of the Company upon closing of the Merger; and
●	all of the Company’s directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Shares Beneficial Ownership	Percentage of Outstanding Common Shares
Vijaya Iswara (1)	1,146,000	35.70%
Deep Sea Logistics, Inc. (1)	1,146,000	35.70%
Mintz & Fraade, P.C. (2)	353,704	11.02%
Mintz & Fraade Enterprises, LLC (2)	229,081	7.14%
Craig Eckert (3)	28,296	0.88%
Directors and Officers as a Group (2 persons) (3)	1174296	36.58%

(1)
Deep Sea Logistics, Inc. is wholly owned by Vijaya Iswara, who has the sole voting and dispositive power with respect to the shares owned by Deep Sea Logistics, Inc. Address at: 330 Madison Avenue, New York, NY 10017

(2)	The principals of Mintz & Fraade, P.C. and their spouses own Mintz & Fraade Enterprises, LLC. Address at: 488 Madison Avenue, Suite 1100, New York, NY 10022
(3)	Address at: 330 Madison Avenue, New York, NY 10017

Each of these beneficial owners shall receive voting rights based on a pro rata amount of shares as well as anti-dilutive Preferred Stock when the Preferred Stock is issued by the Board of Directors of the Company within 60 days of the Closing.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors consists of Mr. Craig Eckert, who is also our President and Chief Executive Officer and Mr. Vijaya Iswara, who is also our Chairman of the Board.

Our present executive officers and directors, their ages and present positions are as follows:

Name	Age	Position	First Year Elected/Appointed
Craig Eckert	61	President, CEO, Director	2011
Vijaya Iswara	40	Chairman, Director	2011

All of our directors will hold office until such time as their successors, if any, have been duly elected and qualified.  All of our directors have currently been appointed to indefinite initial terms and we do not currently intend to elect additional directors or replace any of our current officers and directors.

All of our executive officers will hold office until the next annual meeting of the directors and until their successors, if any, have been duly appointed and qualified.

Mr. Craig Eckert is the President, CEO, and a director of Fastfix since January 2011. Mr. Eckert was President of Metric Partners from August 2000 to present, where he provided the overall vision and leadership for Metric Partners Merger and Acquisition business. Prior to Metric Partners Mr. Eckert held Senior Executive positions at R-B Computer Systems from 2005 to 2007, CoManage from 1999 to 2001, CenturyTel from 1995 to 1999 and Nortel Networks from 1988 to 1994. His Sales, Marketing and Business Development experience includes the establishment of global operations in the Americas, AsiaPac and EMEA.  He has also held senior roles in sales, marketing and product management with P&L responsibility at CenturyTel. Mr. Eckert is a past Executive Board Member of the National Engineering Consortium from 1985 to 2000. He is a frequent speaker at trade and industry forums and is actively involved in several industry organizations and advisory boards. He holds an Engineering Degree from the University of South Florida in 1980 and earned his MBA at Northwestern’s J.L. Kellogg School of Management in 1994.

Mr. Vijaya Iswara is the Chairman and a director of Fastix since 2005. Since 1997, Mr. Iswara has served as President and CEO of Deep Sea Logistics Inc., a company in consulting and advisory in shipping.  Since 2001 to 2010, Mr. Iswara has served as a consultant of Alliance Computer Consultants Inc. in IT consulting business.

Mr. Iswara tracks trends and investment opportunities in inland and global shipping sectors. He has more than 12 years of experience in finance, strategic planning, ocean cargo projects, development of process efficiencies in the bulk trades and shipping industries. He developed FastFix - The Complete Cargo Fixture System. Mr. Iswara holds an MBA from University of Hartford.

Mr. Iswara’s publications include Ore wars and Collateral damage in April 2010, How to value a Ship in December 2009, FFA disputes and Capital Losses in November 2009, Do bribery and spying really exist in international trade? In Aug 2009, Drybulk demand worries in October 2008, Baltic Indices and the direction of freight markets in January 2008, Maritime Derivatives and Shipping Markets in August 2007, FFA's questionable tactics in May 2007, and EBook on Understanding Ocean Freight-Essential Knowledge for Organizational survival in September 2006.

EXECUTIVE COMPENSATION

 Pursuant to the terms of the Acquisition Agreement, the Company shall enter into employment agreements with each of Craig Eckert and Vijaya Iswara for a period of three years each, with a base salary of $96,000 per year for each of them. Salaries will not commence until after the Company has raised in excess of $500,000. Mr. Eckert’s salary will accrue as of March 1, 2011; the accrual will be paid out of a percentage of future revenues to be agreed upon.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Using the definition of director independence set forth in NASDAQ Marketplace Rule 4200(a)(15), neither Craig Eckert nor Vijaya Iswara are considered independent directors.

The Company has used the services of MS Acctek, Inc., which is controlled by Fastfix’s Controller, since the pre-incorporation years, beginning in 2002. Fastfix has issued common shares for a total amount of $65,250 for services rendered throughout this time.

The Company shall enter into an agreement with Deep Sea Logistics, Inc. and Mr. Iswara which shall provide as follows:
i. Mr. Iswara as the sole owner (the “Owner”) of Deep Sea Logistics, Inc., shall agree to pay off the Deep Sea Logistics, Inc. outstanding judgments and provide an undertaking that they shall obtain satisfactions of the judgments.  The Owners shall further authorize FastFix and/or any stockholder of FastFix to pay off the judgments.  An agreed amount of stock of FastFix shall be held in escrow by Mintz & Fraade, P.C. until all claims are satisfied.
ii. FastFix shall have the right to withhold 10% of the first $100,000 of Mr. Iswara’s annual compensation and 25% of any compensation above $100,000 for the benefit of FastFix or the stockholders who pay such judgments.  The unpaid balance shall be due in five (5) years at which time FastFix or the stockholders could sell the stock held in escrow to satisfy any unpaid amount.
iii. A similar structure shall be utilized with respect to judgments and claims against Mr. Iswara.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is not currently traded. However, arrangements are being made to have the Company’s common stock listed and traded on the OTCBB. There can be no assurance that the Company's common stock will at any time be listed and traded on the OTCBB or any other public market.

RECENT SALES OF UNREGISTERED SECURITIES

None.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of the Company consists of, immediately following the closing of the Acquisition, 50,000,000 shares of common stock, par value $0.001 per share, of which 3,210,000 shares were issued and outstanding.  The Company plans to file a Certificate of Amendment to its Articles of Incorporation increasing the number of authorized shares of common stock to 150,000,000. Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Company does not have any other classes or series of capital stock.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share.  As of the date of this filing, the Company has no shares of preferred stock issued and outstanding. The Company plans to file a Certificate of Amendment to its Articles of Incorporation increasing the number of authorized shares of preferred stock to 25,000,000. The Company has agreed to issue 10,000,000 shares of anti-dilutive preferred stock to the shareholders of Fastfix, with each share of preferred stock convertible to five shares of common stock.  A pro rata amount of such shares of preferred stock shall be issued to the owners of Madison common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified to the fullest extent provided by the Delaware General Corporation Law.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

See Item 2.01

ITEM 5.02 DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS

As disclosed in Item 2.01 of this Form 8-K, immediately following the Acquisition on May 10, 2011, Michael Zaroff, President and a Director, Frederick M. Mintz, Chairman of the Board and a Director, and Alan P. Fraade, Principal Accounting Officer, Principal Financial Officer, Vice President, Secretary and a Director, appointed Craig Eckert and Vijaya Iswara as Directors of the Company.  Messrs. Zaroff, Mintz and Fraade then resigned all of their respective positions as officers and directors of the Registrant.

ITEM 5.03 AMENDMENTS TO CERTIFICATE OF INCORPORATION; CHANGES IN FISCAL YEAR

The Company intends to file with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to change its name to “Fastfix, Inc.” We believe that the Amendment will better reflect the purpose of the Company and the change of ownership as discussed in Item 2.01. The Company also plans to amend its Certificate of Incorporation to increase the number of shares to 150,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit 2	Acquisition Agreement between Fastfix, Inc. and Madison Enterprises Group, Inc. dated May 10, 2011*
Exhibit 3.1	Articles of Incorporation**
Exhibit 3.2	Bylaws**
Exhibit 14	Code of Ethics*
Exhibit
Exhibit

*           Filed Herewith
**           Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Enterprises Group, Inc. (Registrant)

Dated: May 16, 2011	By:	/s/ Craig Eckert
Craig Eckert
Title: President and CEO

 INDEX TO FINANCIAL STATEMENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FASTFIX FINANCIAL STATEMENTS

BALANCE SHEET AS OF DECEMBER 31, 2010	F-1

STATEMENT OF OPERATIONS FOR THE PERIODS ENDED DECEMBER 31, 2009 AND 2010	F-2

STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIODS ENDED DECEMBER 31, 2009 AND 2010	F-3

STATEMENT OF CASH FLOWS FOR THE PERIODS ENDED DECEMBER 31, 2009 AND 2010	F-4

NOTES TO FINANCIAL STATEMENTS	F-5

PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF DECEMBER 31, 2010	F-6

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2010	F-7

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS	F-8